UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2006

BARNES GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-04801	06-0247840
(Commission File Number)	(I.R.S. Employer Identification No.)

123 Main Street, Bristol, Connecticut	06011-0489
(Address of principal executive offices)	(Zip Code)

(860) 583-7070

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 20, 2006, the Board of Directors of Barnes Group Inc. (the “Company”) declared a two-for-one stock split in the form of a 100% stock dividend, subject to stockholder approval of an amendment to the Company’s charter to increase the number of authorized shares of the Company’s common stock. The amendment to the Company’s charter was subsequently approved by the Company’s stockholders at the annual meeting of stockholders held on April 20, 2006. Each stockholder of record on May 30, 2006 will receive one additional share of common stock for each share of common stock held on such date. The additional shares resulting from the stock split will be payable on June 9, 2006.

The Board of Directors of the Company on April 20, 2006 also declared a quarterly cash common stock dividend of $0.25 per share on a pre-split basis ($0.125 after the two-for-one stock split described above), payable on June 9, 2006 to stockholders of record on May 30, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 26, 2006	BARNES GROUP INC.
(Registrant)

	By:	/s/ Signe S. Gates
Signe S. Gates
Senior Vice President, General Counsel and Secretary